UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 18, 2025, the Board of Directors (the “Board”) of Heritage Commerce Corp (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) appointed Christopher J. Abate as a director of the Board and the Bank’s Board of Directors. The Company’s bylaws provide that the number of directors shall be not less than 8 and not more than 15 with the specific number set from time to time by the Board and, effective August 18, 2025, the Board expanded the number of directors from 8 to 9. Mr. Abate was also appointed to serve on the Audit Committee and Personnel and Compensation Committee of the Board.

Mr. Abate is a seasoned finance and accounting executive with over 20 years of experience in the financial services industry, bringing a wealth of extensive experience and knowledge in real estate and finance to the Company. Mr. Abate has served as Chief Executive Officer of Redwood Trust, Inc. (“Redwood Trust”) since May 2018 and as a director since December 2017. Mr. Abate has been employed with Redwood Trust since April 2006, previously serving as President from July 2016 to May 2018, Chief Financial Officer from March 2012 to August 2017, and Controller from January 2009 to March 2013. Before joining Redwood Trust, Mr. Abate was employed by PricewaterhouseCoopers LLP. He holds a B.A. in accounting and finance from Western Michigan University, and an M.B.A. from the University of California at Berkeley and Columbia University.

There are no family relationships between Mr. Abate and any director or other executive officer of the Company. There are no transactions between Mr. Abate and any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Abate and any other persons or entities pursuant to which Mr. Abate was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Abate will be entitled as a non-employee director to the same compensation provided each of the other non-employee directors of the Company. For 2025, Mr. Abate is entitled to receive a prorated portion of the annual cash retainer of $50,000 and a prorated portion of the annual grant of restricted stock with an annual market value of $50,000 in accordance with the Company’s equity policy. He will also be entitled to reimbursement of reasonable and substantiated out of pocket expenses incurred in connection with the performance of his duties as a director.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 18, 2025, the Company issued a press release announcing Mr. Abate’s appointment as a director of the Board and the Bank’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated August 18, 2025, entitled “Heritage Commerce Corp and Heritage Bank of Commerce Announce Appointment of Christpher J. Abate to the Board of Directors.”

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2025

Heritage Commerce Corp

By:	/s/ Seth Fonti
Seth Fonti
Executive Vice President and Chief Financial Officer

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